UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 26, 2006

CONCENTRA OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Concentra Inc. (“Concentra”), the holder of all of the capital stock of Concentra Operating Corporation (the “Company”), and Norman C. Payson, M.D., Chairman of the Board of Directors of Concentra, had previously entered into a Concentra Inc. Six Month Option Award Agreement (the “Option Agreement”), and a Chairman’s Agreement (the “Chairman’s Agreement”), each dated as of November 28, 2005, as reported in Concentra’s Current Report on Form 8-K on November 29, 2005. Under the Option Agreement, Dr. Payson’s right to exercise the Options and purchase the Option Shares (as such terms are defined in the Option Agreement) would terminate on May 30, 2006.

Due to technical considerations arising from the Company’s current activities, on May 26, 2006, Concentra and Dr. Payson entered into Amendment No. 1 to the Option Agreement (the “Option Amendment”). The Option Amendment extends the timeframe during which Dr. Payson may exercise the Options to the earlier of: (a) the 30th day following receipt of written notice of such termination from Concentra, given no earlier than August 1, 2006, and (b) December 29, 2006. The Option Amendment also amends Exhibit A to the Chairman’s Agreement, which Exhibit sets forth the terms of the Option Agreement, to make conforming changes.

Based on the Company’s current estimate, this extension of time to exercise the Options will result in additional non-cash equity expense of approximately $1.4 million in the second quarter of 2006. The actual amount of the expense could differ from this estimate as the Company finalizes its evaluation.

The Option Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to Concentra Inc. Six Month Option Award Agreement, dated as of May 26, 2006, by and between Concentra Inc. and Norman C. Payson, M.D. Effective May 26, 2006, this Amendment No. 1 also amends Exhibit A to the Chairman’s Agreement, dated as of November 28, 2005, by and between Concentra Inc. and Norman C. Payson, M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Richard A. Parr II
Name:	Richard A. Parr II
Title:	Executive Vice President, General Counsel & Corporate Secretary

Date: May 26, 2006

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Amendment No. 1 to Concentra Inc. Six Month Option Award Agreement, dated as of May 26, 2006, by and between Concentra Inc. and Norman C. Payson, M.D. Effective May 26, 2006, this Amendment No. 1 also amends Exhibit A to the Chairman’s Agreement, dated as of November 28, 2005, by and between Concentra Inc. and Norman C. Payson, M.D.